                                                                    EXHIBIT 25.2


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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549

                                 --------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(b)(2)

                                 --------------

                       IBJ SCHRODER BANK & TRUST COMPANY
              (Exact name of trustee as specified in its charter)

         New York                                             13-5375195
(Jurisdiction of incorporation                             (I.R.S. Employer
or organization if not a U.S. national bank)               Identification No.)


 One State Street, New York, New York                            10004
(Address of principal executive offices)                      (Zip code)

                           Max Volmar, Vice President
                       IBJ SCHRODER BANK & TRUST COMPANY
                                One State Street
                            New York, New York 10004
                                 (212) 858-2000
           (Name, address and telephone number of agent for service)

                              ORYX ENERGY COMPANY
              (Exact name of obligor as specified in its charter)

         Delaware                                               23-1743284
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                              Identification No.)

13155 Noel Road
Dallas, Texas                                                  75240-5067
(Address of principal executive offices)                       (Zip code)

                                --------------

                      Senior Subordinated Debt Securities
                        (Title of indenture securities)


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



Item 1.   General information

          Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.


               New York State Banking Department
               Two Rector Street, New York, New York

               Federal Deposit Insurance Corporation
               Washington, D.C.

               Federal Reserve Bank of New York Second District
               33 Liberty Street
               New York, New York

          (b)  Whether it is authorized to exercise corporate trust powers.

                                      Yes

Item 2.   Affiliations with the Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

          The obligor is not an affiliate of the trustee.

          Defaults by the Obligor.

          (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                                      None


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          (b)  If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                                      None

Item 13.  Defaults by the Obligor.

          (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                                 Not Applicable

          (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                                 Not Applicable

Item 16.  LIST OF EXHIBITS.

          List below all exhibits filed as part of this statement of eligibility.

          *1. A copy of the Charter of IBJ Schroder Bank & Trust Company as amended to date. (See Exhibit 1A to Form T-1, Securities and Exchange Commission File No. 22-18460).

          *2. A copy of the Certificate of Authority of the trustee to Commence Business (Included in Exhibit 1 above).

          *3. A copy of the authorization of the trustee to exercise corporate trust powers, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

          *4. A copy of the existing By-Laws of the trustee, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

          5.   Not Applicable

          6.   The consent of United States institutional trustee required by
               Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

* The Exhibits thus designated are incorporated herein by reference as exhibits hereto. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.

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                                      NOTE



In answering any item in this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor and its directors or officers, the trustee has relied upon information furnished to it by the obligor.

Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Item 2, the answer to said Item are based on incomplete information.

Item 2, may, however, be considered as correct unless amended by an amendment to this Form T-1.

Pursuant to General Instruction B, the trustee has responded to Items 1, 2 and 16 of this form since to the best knowledge of the trustee, the obligor is not in default under any indenture under which the applicant is trustee.

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                                   SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, IBJ Schroder Bank & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 30th day of July, 1997.



                                        IBJ SCHRODER BANK & TRUST COMPANY


                                        By: /s/ MAX VOLMAR
                                           ---------------------------------
                                           Max Volmar
                                           Vice President

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                                   EXHIBIT 6

                               CONSENT OF TRUSTEE



Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the issue by Oryx Energy Company of its Subordinated Debt Securities, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                        IBJ SCHRODER BANK & TRUST COMPANY


                                        By: /s/ MAX VOLMAR
                                           ---------------------------------
                                           Max Volmar
                                           Vice President





Dated: July 30, 1997


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                                   EXHIBIT 7


                      CONSOLIDATED REPORT OF CONDITION OF
                       IBJ SCHRODER BANK & TRUST COMPANY
                             OF NEW YORK, NEW YORK
                     AND FOREIGN AND DOMESTIC SUBSIDIARIES


                          REPORT AS OF MARCH 31, 1997



                                                                             DOLLAR AMOUNTS
                                                                              IN THOUSANDS
                                                                             --------------
                                     ASSETS

Cash and balance due from depository institutions:
  Noninterest-bearing balances and currency and coin .......................   $   37,521
  Interest-bearing balances ................................................   $  325,073

Securities: Held-to-maturity securities ....................................   $  177,447
            Available-for-sale securities ..................................   $   47,358

Federal funds sold and securities purchased under
agreements to resell in domestic offices of the bank
and of its Edge and Agreement subsidiaries and in IBFs:
  Federal Funds sold and Securities purchased under agreements to resell ...   $   75,273

Loans and lease financing receivables:
  Loans and leases, net of unearned income ....................   $1,820,213
  LESS: Allowance for loan and lease losses ...................   $   58,785
  LESS: Allocated transfer risk reserve .......................   $        0
  Loans and leases, net of unearned income, allowance, and reserve .........   $1,761,428

Trading assets held in trading accounts ....................................   $      602

Premises and fixed assets (including capitalized leases) ...................   $    3,817

Other real estate owned ....................................................   $      202

Investments in unconsolidated subsidiaries and associated companies ........   $        0

Customers' liability to this bank on acceptances outstanding ...............   $      310

Intangible assets ..........................................................   $        0

Other assets ...............................................................   $   74,528


TOTAL ASSETS ...............................................................   $2,503,559

                                  LIABILITIES


Deposits:
  In domestic offices ..........................................................   $   792,944
    Noninterest-bearing ..........................................  $   260,196
    Interest-bearing .............................................  $   394,562

  In foreign offices, Edge and Agreement subsidiaries, and IBFs ................   $ 1,149,176
    Noninterest-bearing ..........................................  $    13,875
    Interest-bearing .............................................  $ 1,135,301

Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:

  Federal Funds purchased and Securities sold under agreements to repurchase ...   $   344,500

Demand notes issued to the U.S. Treasury .......................................   $    30,000

Trading Liabilities ............................................................   $       178

Other borrowed money:
  a) With a remaining maturity of one year or less .............................   $    23,037
  b) With a remaining maturity of more than one year ...........................   $     4,958

Mortgage indebtedness and obligations under capitalized leases .................   $         0

Bank's liability on acceptances executed and outstanding .......................   $       310

Subordinated notes and debentures ..............................................   $         0

Other liabilities ..............................................................   $    71,245


TOTAL LIABILITIES ..............................................................   $ 2,278,162

Limited-life preferred stock and related surplus ...............................   $         0


                                 EQUITY CAPITAL


Perpetual preferred stock and related surplus ..................................   $         0

Common stock ...................................................................   $    29,649

Surplus (exclude all surplus related to preferred stock) .......................   $   217,008

Undivided profits and capital reserves .........................................   $   (21,223)

Net unrealized gains (losses) on available-for-sale securities .................   $        37

Cumulative foreign currency translation adjustments ............................   $         0


TOTAL EQUITY CAPITAL ...........................................................   $   225,397

TOTAL LIABILITIES AND EQUITY CAPITAL ...........................................   $ 2,503,559